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                                                                    EXHIBIT 99.1

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RIGHTS CERTIFICATE NUMBER                               CUSIP NUMBER

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COMMON STOCK TO SUBSCRIBE                               RECORD DATE SHARES

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SERIES A PREFERRED TO SUBSCRIBE

                     RIGHTS CERTIFICATE FOR RIGHTS OFFERING
                  FOR HOLDERS OF RECORD ON ____________, 1998
                             TATHAM OFFSHORE, INC.


         Tatham Offshore, Inc. (the "Company") is conducting a rights offering (the "Rights Offering") which entitles each holder of DeepTech International Inc. common stock, $.01 par value per share (the "DeepTech Stock"), as of the close of business on _____________, 1998 (the "Record Date") to receive one transferable right (a "Right") for each share of DeepTech Stock held of record on the Record Date. Each Right entitles the holder thereof to subscribe for and purchase 1.12654 shares of the Company's common stock, par value, $0.01 per share (the "Underlying Common Shares") and 0.18744 shares of the Company's Series A 12% Convertible Exchangeable Preferred Stock, par value $0.01 per share (the "Underlying Preferred Shares" and, together with the Underlying Common Shares, the "Underlying Shares") (the "Subscription Privilege"), at a subscription price of $3.25 for the Underlying Shares. If there remain any Underlying Shares unsubscribed, Tatham Brothers, LLC ("TBL") will purchase those remaining Underlying Shares at $3.25 for the Underlying Shares comprising each Right. Fractional shares will be rounded down, with cash issued in lieu of fractional shares. Your ownership of DeepTech common stock is listed above as of the record date as is the number of Underlying Shares to which you are entitled to subscribe pursuant to the Subscription Privilege.

         FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS DATED _______________, 1998 (THE "PROSPECTUS"), WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CHASEMELLON SHAREHOLDER SERVICES, L.L.C. AT 1-800-777-3674. UNDEFINED CAPITALIZED TERMS USED HEREIN ARE DEFINED IN THE PROSPECTUS.

         CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (THE "SUBSCRIPTION AGENT") MUST RECEIVE THE SUBSCRIPTION ORDER FORM WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON ____________, 1998 (UNLESS EXTENDED IN THE SOLE DISCRETION OF THE COMPANY) (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"), ANY RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE WILL BE NULL AND VOID. ANY SUBSCRIPTION FOR THE UNDERLYING SHARES IN THE RIGHTS OFFERING MADE HEREBY IS IRREVOCABLE UNLESS THE TERMS OF THE RIGHTS OFFERING ARE SUBSEQUENTLY MATERIALLY AMENDED.

         The Rights represented by this Rights Certificate may be exercised by duly completing Form 1; and may be transferred, assigned, exercised or sold through a bank or broker by duly completing Form 2; and may be sold through the Subscription Agent by duly completing Form 3; Rights holders are advised to review the Prospectus and instructions, copies of which are available from the Subscription Agent, before exercising or selling their Rights.

SUBSCRIPTION PRICE: $3.25 FOR THE UNDERLYING SHARES COMPRISING EACH RIGHT

The registered owner whose name is inscribed hereon or assigns, is entitled to subscribe for the Underlying Common Shares and the Underlying Preferred Shares of Tatham Offshore, Inc. upon the terms and subject to the conditions set forth in the Prospectus and instructions relating to the use thereof.

                             TATHAM OFFSHORE, INC.

THIS RIGHTS CERTIFICATE IS TRANSFERRABLE AND MAY BE COMBINED OR DIVIDED (BUT ONLY INTO RIGHTS CERTIFICATES EVIDENCING FULL RIGHTS) AT THE SUBSCRIPTION AGENT'S OFFICE.

RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE OR TRANSFER ONLY PART OF THEIR RIGHTS, THEY MAY NOT RECEIVE A NEW RIGHTS CERTIFICATE IN SUFFICIENT TIME TO EXERCISE THE REMAINING RIGHTS EVIDENCED THEREBY.




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________________________________________________________________________________

                                     FORM 1

EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for the Underlying Common Shares and the Underlying Preferred Shares as indicated below, on the terms and conditions specified in the Prospectus, receipt of which is hereby acknowledged.
     (a)    Number of Rights exercised pursuant to the Subscription
            ____ x $3.25 = $______ payment.
            METHOD OF PAYMENT (CHECK AND
            COMPLETE APPROPRIATE BOX(ES):
            [ ] Check, bank draft, or money order payable to "ChaseMellon Shareholder Services, L.L.C., as Subscription Agent" or
            [ ] Wire transfer directed to The Chase Manhattan Bank, New York, NY, ABA No. 021 000 021, Credit Account No. 323-213057 (Tatham Subs. Offer), ChaseMellon Shareholder Services, L.L.C.,
                 Attention: Evelyn O'Connor
     (b) If the Rights being exercised pursuant the Subscription Privilege do not account for all of the Rights represented by this Rights Certificate (check only one)
            [ ] Deliver to the undersigned a new Rights Certificate evidencing the remaining rights to which the undersigned is entitled.
            [ ] Deliver a new Rights Certificate in accordance with the undersigned's Form 2 instructions (which include any required signature guarantees).
            [ ] Sell the remaining unexercised Rights in accordance with the undersigned's Form 3 instructions.
            [ ] Check here if Rights are being exercised pursuant to a Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:
                 Name(s) of Registered Holder(s)
                                                 -------------------------------

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                 Window Ticket Number (if any)
                                               ---------------------------------

                 ---------------------------------------------------------------
                 Date of Execution of Notice of Guaranteed Delivery
                                                                    ------------

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                 Name of Institution Which Guaranteed Delivery
                                                               -----------------

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If the Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares included in line (a), or if the number of shares being subscribed for is not specified, the Rights Holder exercising this Rights Certificate shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. To the extent any portion of the Subscription Price enclosed or transmitted exceeds the amount required for the Subscription, such excess funds shall be mailed to the subscriber without interest or deduction as soon as practicable.


                                 ---------------------------------------------
                                              Subscriber's Signature

                                 Telephone No. (   )
                                               --------------------------------

                                               --------------------------------

________________________________________________________________________________


________________________________________________________________________________
                                     FORM 2

TO TRANSFER YOUR RIGHTS CERTIFICATE OR SOME OR ALL OF YOUR RIGHTS, OR TO EXERCISE OR SELL RIGHTS THROUGH YOUR BANK OR BROKER: For value received, Rights represented by this Rights Certificate are hereby assigned to (please print name and address and Taxpayer Identification Number or Social Security Number of transferee in full):

Name:
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Address:
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            Social Security Number or Taxpayer Identification Number

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                         Signature(s) of Transferor(s)


Signatures Guaranteed by:

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Proceeds from the sale of Rights may be subject to withholding of U.S. taxes unless the Seller's certificate U.S. taxpayer identification number (or certificate regarding foreign status) is on file with the Subscription Agent and the seller is not otherwise subject to U.S. backup withholding.

________________________________________________________________________________


________________________________________________________________________________

                            FORM 3

TO SELL SOME OR ALL OF YOUR UNEXERCISED RIGHTS THROUGH THE SUBSCRIPTION AGENT:
The undersigned hereby authorizes the Subscription Agent to sell Rights represented by this Rights Certificate but not exercised hereby and to deliver to the undersigned a check for the proceeds, if any, from the sale thereof, less any applicable brokerage commissions, taxes or other direct expenses of sale. The Subscription Agent's obligation to execute orders is subject to its inability to find buyers for the Rights.

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                    Subscriber's Signature

To sell Rights through the Subscription Agent, you must complete and sign the substitute Form W-9 as provided in Section 8 of the instructions.

________________________________________________________________________________


________________________________________________________________________________

                            FORM 4

DELIVERY INSTRUCTIONS: Address for mailing of stock or new Subscription Certificate or any cash payment in accordance with the Prospectus if other than shown on the reverse hereof:

Name:
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Address:
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